EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Big Planet, Inc., a Delaware corporation

Corner Canyon Manufacturing, Inc, a Utah corporation

Elevate Nutraceuticals LLC, a Utah limited liability company

Grōv Technologies, LLC, a Utah limited liability company

Grow Solutions Tech LLC, a Utah limited liability company

Guangdong Xingchuang Daily-Use & Health Products Co. Ltd., a Chinese company

Innuvate Health Sciences LLC, a Utah limited liability company

L&W Holdings, Inc., a Utah corporation

NOX Technologies, Inc., a Delaware corporation

NSE Asia Products, Pte. Ltd., a Singapore corporation

NSE Investments, Inc., a Delaware corporation

NSE Korea Ltd., a Korea corporation

NSE Products Europe BVBA, a Belgium company

NSE Products, Inc., a Delaware corporation

NSEMC, Inc., a Delaware corporation

Nu Berry, LLC, a Utah limited liability company

Nu Skin (China) Daily-Use & Health Products Co., Ltd, a Chinese company

Nu Skin (FSC), Inc., a Barbados corporation

Nu Skin (Malaysia) Sdn. Bhd., a Malaysia corporation

Nu Skin Argentina, Inc., a Utah corporation

Nu Skin Asia Holdings, Pte. Ltd., a Singapore corporation

Nu Skin Asia Investment, Inc., a Delaware corporation

Nu Skin Beauty and Wellness Co. Ltd., a Chinese company

Nu Skin Brazil, Ltda., a Brazil limited liability company

Nu Skin Canada, Inc., a Utah corporation

Nu Skin Chile Enterprises Ltda., a Chile limited liability company

Nu Skin Colombia, Inc., a Delaware corporation

Nu Skin Czech Republic, s.r.o., a Czech Republic corporation

Nu Skin Eastern Europe Ltd., a Hungary corporation

Nu Skin El Salvador, S.A. de C.V., an El Salvador corporation

Nu Skin Enterprises (Thailand) Limited, a Delaware corporation

Nu Skin Enterprises (Thailand) Limited, a Thailand corporation

Nu Skin Enterprises Australia, Inc., a Utah corporation

Nu Skin Enterprises CR Sociedad Anónima, a Costa Rica corporation

Nu Skin Enterprises de Venezuela, C.A., a Venezuela corporation

Nu Skin Enterprises Hong Kong, LLC, a Delaware limited liability company

Nu Skin Enterprises India Private Limited, an India company

Nu Skin Enterprises New Zealand, Inc., a Utah corporation

Nu Skin Enterprises Philippines, LLC, a Delaware limited liability company

Nu Skin Enterprises Poland Sp. z o.o., a Poland company

Nu Skin Enterprises RS, Ltd., a Russia limited liability company

Nu Skin Enterprises Singapore Pte. Ltd., a Singapore corporation

Nu Skin Enterprises South Africa (Proprietary) Limited, a South Africa corporation

Nu Skin Enterprises SRL, a Romania corporation

Nu Skin Enterprises Ukraine, LLC, a Ukraine limited liability company

Nu Skin Enterprises United States, Inc., a Delaware corporation

Nu Skin Enterprises Vietnam Limited Liability Company, a Vietnam limited liability company

Nu Skin France, SARL, a France limited liability company

Nu Skin Germany, GmbH, a Germany limited liability company

Nu Skin Guatemala, S.A., a Guatemala corporation

Nu Skin Honduras, S.A., a Honduras corporation

Nu Skin International Management Group, Inc., a Utah corporation

Nu Skin International, Inc., a Utah Corporation

Nu Skin Islandi ehf., an Iceland private limited liability company

Nu Skin Israel, Inc., a Delaware corporation

Nu Skin Italy, Srl, an Italy corporation

Nu Skin Japan Company, Limited, a Japan corporation

Nu Skin Japan, Ltd., a Japan corporation

Nu Skin Malaysia Holdings Sdn. Bhd., a Malaysia corporation

Nu Skin Mexico, S.A. de C.V., a Mexico corporation

Nu Skin Netherlands, B.V., a Netherlands corporation

Nu Skin New Caledonia EURL, a France corporation

Nu Skin Norway AS, a Norway corporation

Nu Skin Peru S.A.C., a Peru company

Nu Skin Scandinavia A/S, a Denmark corporation

Nu Skin Slovakia s.r.o., a Slovak Republic company

Nu Skin Taiwan, LLC, a Utah limited liability company

Nu Skin Turkey Cilt Bakimi Ve Besleyici Urunleri Ticaret Limited Sirketi, a Turkish limited liability company

Nu Skin United Kingdom Ltd, a United Kingdom private company

NuSkin Belgium, NV, a Belgium corporation

NuSkin Pharmanex (B) Sdn Bhd, a Brunei corporation

Pharmanex (Huzhou) Health Products Co., Ltd., a Chinese company

Pharmanex Electronic-Optical Technology (Shanghai) Co., Ltd., a Chinese company

Pharmanex, LLC, a Delaware limited liability company

PT. Nu Skin Distribution Indonesia, an Indonesia corporation

PT. Nusa Selaras Indonesia, an Indonesia corporation

RHYZ Inc., a Delaware corporation

Shanghai Nuskin Chuangxing Daily-Use & Health Product Co. Ltd., a Chinese company

Stellar Smart Energy Solutions, LLC, a Utah limited liability company

Treviso, LLC, a Utah limited liability company

Vertical Eden LLC, a Utah limited liability company

Wasatch Product Development, LLC, a Utah limited liability company